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                                                                    EXHIBIT 99.1

                                 CERTIFICATIONS

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as an officer of SPACEHAB, Incorporated ("SPACEHAB"), that, to the best of his knowledge, the Quarterly Report of SPACEHAB on Form 10-Q for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of SPACEHAB.

Date: February 12, 2003


                                         /s/ Dr. Shelley A. Harrison
                                         ---------------------------------------
                                         Dr. Shelley A. Harrison
                                         Chairman of the Board
                                         and Chief Executive Officer